UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

KENEXA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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650 EAST SWEDESFORD ROAD, 2ND FLOOR

WAYNE, PENNSYLVANIA 19087

April 9, 2008

To our Shareholders:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Kenexa Corporation. Our Annual Meeting will be held on Tuesday, May 20, 2008, at 8:00 a.m. (local time), at Hall Office Park Conference Center, 6801 Gaylord Parkway, Suite 100, Frisco, Texas 75034.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2008 Annual Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our year ended December 31, 2007. We encourage you to read our Annual Report. It includes information on our operations, products and services, as well as our audited financial statements.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “How Do I Vote?” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting or to vote your shares owned of record by you in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Nooruddin (Rudy) S. Karsan
Chairman and Chief Executive Officer

650 EAST SWEDESFORD ROAD, 2ND FLOOR

WAYNE, PENNSYLVANIA 19087

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:00 a.m. (local time) on Tuesday, May 20, 2008

PLACE	Hall Office Park Conference Center, 6801 Gaylord Parkway, Suite 100, Frisco, TX 75034

ITEMS OF BUSINESS	(1) To elect three directors to serve through the 2011 Annual Meeting of Shareholders;

(2) To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2008; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 28, 2008.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2008: The Notice of Annual Meeting, Proxy Statement and 2007 Annual Report to Shareholders are available on our website at www.kenexa.com.

By order of the Board of Directors

Cynthia P. Dixon
Assistant Secretary

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 20, 2008

We are providing these proxy materials to you in connection with our 2008 Annual Meeting of Shareholders, which we refer to in these proxy materials as the Annual Meeting. This proxy statement, the accompanying proxy card or voting instruction card and our Annual Report for the year ended December 31, 2007 were first mailed to our shareholders on or about April 9, 2008. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

Our board of directors is soliciting your vote at the 2008 Annual Meeting of Shareholders.

What is the purpose of the Annual Meeting?

You will be voting on:

•	the election of three directors to serve through the 2011 Annual Meeting of Shareholders;

•	ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2008; and

•	any other business that may properly come before the meeting.

What is the board of directors’ recommendations?

Our board of directors recommends a vote:

•	for the election of each of Barry M. Abelson, Nooruddin S. Karsan and John A. Nies to serve as directors through the 2011 Annual Meeting of Shareholders;

•	for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2008; and

•	for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.

Who is entitled to vote at the Annual Meeting?

Our board of directors set March 28, 2008 as the record date for the Annual Meeting, which we refer to in these proxy materials as the record date. All shareholders who owned our common stock at the close of business on March 28, 2008 may attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, StockTrans, Inc., you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

How many votes can be cast by all shareholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 22,821,730 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors and to ratify the selection of our independent public accountant?

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to our board of directors through the 2011 Annual Meeting of Shareholders who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Nominees do not need to receive a majority of the votes cast to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

The ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters.

If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are presently none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. If you are a shareholder of record, you can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary or Assistant Secretary, specifying such revocation. You may also change your vote by timely delivery of a later-dated vote by telephone or on the Internet, or by voting by ballot at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and submitting a later dated voting instruction card.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each shareholder may also bring one guest to the Annual Meeting, space permitting. Only our shareholders of record will be entitled to speak at the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a shareholder must present an admission ticket or proof of ownership of our common stock on the record date. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and an admission ticket to be admitted. Shareholders and proxyholders must also present a form of government-issued photo identification such as a passport or driver’s license.

An admission ticket is provided on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement. If a shareholder does not bring an admission ticket, proof of ownership of our common stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from the bank or broker is an example of proof of ownership.

Admission to the Annual Meeting will begin at 7:30 a.m., local time. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 8:00 a.m., local time, we recommend that you arrive early.

The Annual Meeting will be held at Hall Office Park Conference Center, 6801 Gaylord Parkway, Suite 100, Frisco, TX 75034. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

Who pays for the proxy solicitation and how will we solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access Kenexa’s proxy materials and annual report electronically?

This proxy statement and our 2007 Annual Report are available on our website at http://www.kenexa.com/invest_sec_filing.htm.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008 which we will file with the SEC. After that Form 10-Q has been filed, you may obtain a copy by visiting our website, by contacting our Investor Relations department by calling (866) 888-8121, by writing to Investor Relations, Kenexa Corporation, 650 East Swedesford Road, 2nd Floor, Wayne, Pennsylvania 19087 or by sending an email to investor.relations@kenexa.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders of record may contact our transfer agent, StockTrans, Inc., by calling 1-800-733-1121 or writing to StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, or by visiting their website at www.stocktrans.com, to get more information about these matters.

What is the address of Kenexa’s principal executive offices?

Our principal executive offices are located at 650 East Swedesford Road, 2nd Floor, Wayne, Pennsylvania 19087.

HOW DO I VOTE?

Your vote is important.    You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. For our shareholders of record, telephone and Internet voting facilities are available now and will be available 24 hours a day until 9:59 p.m., Eastern Daylight Time, on May 19, 2008.

Vote by Telephone

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If you are a shareholder of record, you can vote your shares by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the telephone by following the telephone voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Vote on the Internet

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If you are a shareholder of record, you can vote your shares over the Internet by following the instructions on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

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If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the Internet by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies for which you will be responsible.

Vote by Mail

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If you are a shareholder of record, you can vote your shares by mail simply by marking your proxy card, dating and signing it, and returning it to StockTrans, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Kenexa Corporation, c/o StockTrans, Inc., Investor Services, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

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If your shares are held in the name of a broker, bank or other nominee, you may vote your shares by mail by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of your shares to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record of your shares.

Those shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by our board of directors.

BOARD OF DIRECTORS

Our board of directors is composed of eight members and is divided into three classes with staggered three-year terms. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of Barry M. Abelson, Nooruddin S. Karsan and John A. Nies. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for a substituted nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2011 Annual Meeting

Barry M. Abelson, 61, has been a member of our board of directors since 2000. Since 1992, Mr. Abelson has been a partner in the law firm of Pepper Hamilton LLP, which has provided legal services to us since 1997. Mr. Abelson received an A.B. in sociology from Dartmouth College and a J.D. from the University of Pennsylvania Law School.

Nooruddin (Rudy) S. Karsan, 50, co-founded our predecessor company in 1987 and has served as the Chairman of our board of directors since 1997 and as our Chief Executive Officer since 1991. Prior to that, Mr. Karsan headed marketing actuarial for the Mercantile & General Insurance Company in Toronto, Canada. Mr. Karsan received a B Math in actuarial science from the University of Waterloo. Mr. Karsan holds the designation of Fellow of the Society of Actuaries.

John A. Nies, 39, has been a member of our board of directors since 2002. Mr. Nies is a managing director of JMH Capital, LLC, a private equity firm. From 2002 to 2005, Mr. Nies served as a principal of Sage River Partners, LLC and Maplegate Holdings, LLC, private equity firms investing on behalf of individual investors. From 2001 to 2002, Mr. Nies worked for Parthenon Capital, Inc., a private equity investment firm, most recently serving as its managing director, operations, a position in which he was responsible for post-transaction performance of portfolio companies. From 1991 to 2001, Mr. Nies worked for The Parthenon Group, a management consulting firm. Mr. Nies received an A.B. in economics from Dartmouth College and an M.B.A. from Harvard Business School.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2010 Annual Meeting

Joseph A. Konen, 60, has been a member of our board of directors since 2000. Mr. Konen, who is now retired, has held a number of executive positions, most recently serving from 1994 to 1999 as the president and chief operating officer of Ameritrade Holding Corporation, a provider of brokerage services. Mr. Konen received a B.A. in economics and an M.B.A. in finance and management from Indiana University at Bloomington.

Richard J. Pinola, 62, has been a member of our board of directors since 2005. From 1992 to 2004, Mr. Pinola served as the chairman and chief executive officer of Right Management Consultants, a human resources consulting firm. From 1989 to 1991, Mr. Pinola served as the chief operating officer of Penn Mutual Life Insurance Company. Mr. Pinola also serves as a director of K-Tron International, Inc., a manufacturer of material handling equipment and systems, Bankrate, Inc., an Internet financial services provider, Nobel Learning Communities, Inc., a for-profit provider of education and educational services and Corporate Property Associates 14 Inc., Corporate Property Associates 15 Inc. and Corporate Property Associates 16—Global Inc., each a real estate investment trust. Mr. Pinola received a B.S. in accounting from King’s College.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2009 Annual Meeting

Troy A. Kanter, 40, joined us in 1997 and has served as a member of our board of directors since May 2006 and as our President and Chief Operating Officer since November 2006. From 2003 until November 2006, Mr. Kanter served as our President, Human Capital Management. From 1997 to 2003, Mr. Kanter served as our Executive Vice President, Sales and Business Development. From 1997 to 1999, he managed our HCM Consulting, Retention Services operations. From 1995 to 1997, Mr. Kanter was the president of Human Resources Innovations, Inc., a company he co-founded that provided employee survey research and consulting and which we acquired in 1997. From 1990 to 1994, Mr. Kanter was employed by The Gallup Organization, a provider of research, survey and HCM services, most recently serving as its vice president of client services. Mr. Kanter received a B.A. in corporate communications from Doane College.

Renee B. Booth, 49, has served as a member of our board of directors since May 2006. Since 1999, Dr. Booth has served as the president of Leadership Solutions, Inc., a boutique human resources consulting firm specializing in leadership assessments, selection, development and motivation. Dr. Booth received a B.A. in psychology from the University of Maryland and a M.S. and Ph.D. in industrial/organizational psychology from Pennsylvania State University.

Rebecca J. Maddox, 54, has been a member of our board of directors since October 2006. Ms. Maddox is a founding principal, president and chief executive officer of Maddox Smye LLC, an international specialty sales consulting firm, and has served in that capacity since 1993. Prior to that, Ms. Maddox held positions that included chief executive officer of Capital Rose, Inc., Senior Vice President, marketing of Capital Holding, and senior vice president, marketing, Citicorp. Ms. Maddox received a B.S. degree in business administration from Pennsylvania State University and an M.B.A in marketing and finance from Columbia University.

Director Compensation

The following table sets forth the amount of compensation that we paid to each of our directors for the year ended December 31, 2007, other than our employee directors who did not receive any additional compensation for their role as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Barry M. Abelson	32,500	84,942	30,140	147,582
Renee B. Booth	35,000	84,942	30,140	150,082
Joseph A. Konen	40,000	84,942	30,140	155,082
Rebecca J. Maddox	32,500	84,942	30,140	147,582
John A. Nies	42,500	84,942	30,140	157,582
Richard J. Pinola	37,500	84,942	30,140	152,582

(1)	Represents the aggregate grant date fair value of Restricted Stock awarded during the year ended December 31, 2007 computed in accordance with FAS 123R. We granted 2,700 shares of Restricted Stock to each of our non-employee directors during the year ended December 31, 2007.

(2)	Represents the aggregate grant date fair value of options granted during the year ended December 31, 2007 computed in accordance with FAS 123R. We granted 2,000 options to purchase shares of common stock to each of our non-employee directors during the year ended December 31, 2007. As of December 31, 2007, Mr. Abelson held options to purchase an aggregate of 26,000 shares of common stock, Dr. Booth held options to purchase an aggregate of 12,000 shares of common stock, Mr. Konen held options to purchase an aggregate of 26,000 shares of common stock, Ms. Maddox held options to purchase an aggregate of 12,000 shares of common stock, Mr. Nies held options to purchase an aggregate of 14,000 shares of common stock and Mr. Pinola held options to purchase an aggregate of 14,000 shares of common stock.

On August 14, 2007, our board of directors, upon the recommendation of the compensation committee, amended the cash compensation paid to each member of our board of directors, other than those who are our employees or employees or partners of our affiliates. Pursuant to the amendment, we pay each member of our board of directors, other than those directors who are our employees or are employees or partners of our affiliates, an annual retainer of $35,000 for service on our board of directors. The chair of each of our compensation committee and our nominating and governance committee receives an additional annual fee of $6,000, while each other member of those committees receives an annual fee of $3,000 for each committee upon which the member serves. The chair of our audit committee receives an additional annual fee of $12,000 and each other member of our audit committee receives an additional annual fee of $6,000. We also reimburse members of our board of directors for travel, lodging and other reasonable out-of-pocket expenses incurred in attending board and committee meetings.

During 2007, we granted to each member of our board of directors, other than those directors who are our employees or are employees or partners of our affiliates, 2,700 shares of Restricted Stock. Although we do not have a policy with respect to the awarding of equity compensation to our directors, we have in the past and we may in the future provide equity compensation to our directors. We are currently in the process of evaluating the timing, amount and mix of future grants of shares of restricted stock and/or stock option awards to our directors.

Our compensation committee periodically reviews the compensation that we offer to our non-employee directors in light of the duties of our directors and the compensation offered by our peer companies to their directors. Based upon this review, we may from time to time adjust the compensation that we offer to our non-employee directors in order to help us attract and retain the most qualified individuals to serve on our board of directors.

STRUCTURE AND PRACTICES

OF THE BOARD OF DIRECTORS

Corporate Governance Policy

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review Federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and The Nasdaq Stock Market LLC. We believe that we have in place procedures and practices, including the following policies, which are designed to enhance our shareholders’ interests.

Board Meetings

Our business, property and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, President, Chief Financial Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of our board of directors and its committees.

Our board of directors met nine times during 2007, four of which were at regularly scheduled meetings and five of which were at special meetings. During 2007, the committees of our board of directors held a total of 25 meetings. Each director attended at least 75% of the total number of meetings of the board of directors and each committee of the board on which such director served.

Shareholder Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our General Counsel, c/o Kenexa Corporation, 650 East Swedesford Road, 2nd Floor, Wayne, Pennsylvania 19087 or by sending an email to shareholdercommunications@kenexa.com. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e.—not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

In addition, e-mails from shareholders to our board of directors should not contain attachments. Any attachments contained in such e-mail messages will be automatically removed. If you wish to provide additional materials with your communications, please use regular mail, sent to the address shown above.

All communications that comply with the above procedural requirements will be relayed to the appropriate board member. We will not forward any communications:

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regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Board Attendance at the Annual Meeting

Although we encourage each member of our board of directors to attend our annual meetings of shareholders, we do not have a formal policy requiring the members of our board of directors to attend. All of our directors attended our 2007 Annual Meeting of Shareholders.

Independence Determination

Our board of directors has and will continue to observe all applicable criteria for independence established by The Nasdaq Stock Market LLC and other governing laws and applicable regulations. No director is deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Our board of directors has determined that the following directors are independent as determined by listing standards of the The Nasdaq Stock Market LLC and other applicable regulations: Barry M. Abelson; Renee B. Booth; Joseph A. Konen; Rebecca J. Maddox; John A. Nies; and Richard J. Pinola.

Code of Business Conduct and Ethics

In 2005, we adopted a Code of Business Conduct and Ethics. We require all employees, including our principal executive officer and principal financial officer and other senior officers and our directors, to read and to adhere to our Code of Business Conduct and Ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.kenexa.com/invest_corp_gov.htm and can be obtained by writing to Investor Relations, Kenexa Corporation, 650 East Swedesford Road, Wayne, Pennsylvania 19087 or by sending an email to investor.relations@kenexa.com.

Board Committees

Our board of directors maintains several standing committees, including an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a compensation committee, and a nominating and governance committee. These committees and their functions are described below. Our board of directors may also establish various other committees to assist it in its responsibilities.

Our board of directors has adopted a written charter for each of its standing committees. The full text of each charter is available on our website at http://www.kenexa.com/invest_corp_gov.htm and can be obtained by writing to Investor Relations, Kenexa Corporation, 650 East Swedesford Road, 2nd Floor, Wayne, Pennsylvania 19087 or by sending an email to investor.relations@kenexa.com.

The following table shows the current members (indicated by an “X” or “Chair”) of each of our standing board committees and the number of committee meetings held and number of actions taken by unanimous written consents during 2007:

	Audit	Compensation	Nominating and Governance
Barry M. Abelson	—	—	X
Renee B. Booth	—	Chair	—
Troy A. Kanter	—	—	—
Rudy S. Karsan	—	—	—
Joseph A. Konen	Chair	—	—
Rebecca J. Maddox	X	—	—
John A. Nies	—	X	Chair
Richard J. Pinola	X	X	X
Number of Meetings	7	11	7
Number of Consents	—	—	—

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting processes. Our audit committee:

•	evaluates the qualifications, independence and performance of our registered independent public accounting firm;

•	determines the engagement of our registered independent public accounting firm;

•	approves the retention of our registered independent public accounting firm to perform any proposed permissible non-audit services;

•	ensures the rotation of the partners of our registered independent public accounting firm on our engagement team as required by law;

•	reviews our systems of internal controls established for finance, accounting, legal compliance and ethics;

•	reviews our accounting and financial reporting processes;

•	provides for effective communication between our board of directors, our senior and financial management and our independent auditors;

•	discusses with management and our independent auditors the results of our annual audit and the review of our quarterly financial statements;

•	reviews the audits of our financial statements;

•	implements a pre-approval policy for certain audit and non-audit services performed by our registered independent public accounting firm; and

•	reviews and approves any related party transactions in which we are involved.

Our audit committee is comprised of Mr. Konen (chair), Ms. Maddox and Mr. Pinola. Our board of directors has determined that each of Messrs. Konen and Pinola is an “audit committee financial expert” as currently defined under the SEC’s rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market LLC and the SEC’s rules and regulations, including those regarding the independence of our audit committee members. We intend to comply with future requirements to the extent that they become applicable to us.

Compensation Committee

Our compensation committee administers the compensation program for our executive officers. Our compensation committee reviews and either approves, on behalf of the board of directors, or recommends to the board of directors for approval, (i) annual salaries, bonuses, and other compensation for our executive officers, and (ii) individual equity awards for our employees and executive officers. Our compensation committee also oversees our compensation policies and practices.

Our compensation committee also performs the following functions related to executive compensation:

•	coordinates the board of directors’ role in establishing performance criteria for executive officers;

•	annually evaluates each of our executive officers’ performance;

•	reviews and approves the annual salary, bonus, stock options and other benefits, direct and indirect, of our executive officers, including our Chief Executive Officer;

•	reviews and recommends new executive compensation programs;

•	annually reviews the operation and efficacy of our executive compensation programs;

•	periodically reviews that executive compensation programs comport with the compensation committee’s stated compensation philosophy;

•	establishes and periodically reviews policies in the area of senior management perquisites;

•	reviews and recommends to the board of directors the appropriate structure and amount of compensation for our directors;

•	reviews and approves material changes in our employee benefit plans;

•	administers our equity compensation and employee stock purchase plans; and

•	reviews the adequacy of the compensation committee and its charter and recommends any proposed changes to the board of directors not less than annually.

In deciding upon the appropriate level of compensation for our executive officers, the compensation committee regularly reviews our compensation programs relative to our strategic objectives and emerging market practice and other changing business and market conditions. In addition, the compensation committee also takes into consideration the recommendations of our Chief Executive Officer concerning compensation actions for our other executive officers and any recommendations of compensation consultants. The primary role of consultants is to provide objective data, analysis and advice to the compensation committee. In providing data and recommendations to the compensation committee, our consultants work with our Chief Executive Officer and management to obtain information needed to carry out its assignments. See the section below entitled “Executive Compensation and Executive Officers—Compensation Discussion and Analysis” for further discussion of the compensation committee’s role in determining the compensation of our executive officers.

Our compensation committee is comprised of Dr. Booth (chair), Mr. Nies and Mr. Pinola. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market LLC and the SEC’s rules and regulations, including those regarding the independence of our compensation committee members. We intend to comply with future requirements to the extent that they become applicable to us.

Nominating and Governance Committee

Our nominating and governance committee’s responsibilities include the selection of potential candidates for our board of directors. It also makes recommendations to our board of directors concerning the structure and membership of the other board committees and considers director candidates recommended by others, including our Chief Executive Officer, other board members, third parties and shareholders. Our nominating and governance committee is comprised of Mr. Nies (chair), Mr. Abelson and Mr. Pinola. We believe that the composition of our nominating and governance committee complies with any applicable requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market LLC and the SEC’s rules and regulations, including those regarding the independence of our nominating and governance committee members. We intend to comply with future requirements to the extent that they become applicable to us.

Minimum Qualifications of Directors

In making its recommendations as to nominees for election to our board of directors, our nominating and governance committee may consider, in its sole judgment, recommendations of our Chief Executive Officer and other senior executives, other board members, shareholders and third parties. Our nominating and governance committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in accordance with the instructions in the section of this proxy statement below entitled “Shareholder Nominations of Directors and Other Business—Recommendations of Nominees.”

Our nominating and governance committee considers the following criteria in determining whether a nominee is qualified to serve on our board of directors:

•	personal ethics, integrity and values;

•	an inquiring and independent mind;

•	a global business and social perspective;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy making level in business, government, education or technology;

•	willingness to devote the required amount of time to fulfill the duties and responsibilities of board membership;

•	commitment to serve on our board of directors over a period of years in order to develop knowledge about our operations; and

•	involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to us and our shareholders.

Our nominating and governance committee also considers such other factors as it deems appropriate, including the current composition of our board of directors.

If the committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, members of the committee, as well as other members of our board of directors as appropriate, interview the candidate. After completing this evaluation and interview, the committee makes the final determination whether to nominate or appoint the candidate as a new board member.

Shareholder Nominations of Directors and Other Business; Recommendations of Nominees

Shareholder Nominations of Directors and Other Business.    Our bylaws provide procedures by which a shareholder may nominate at any meeting of shareholders individuals for election to our board of directors or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other business before an annual meeting of shareholders, should deliver a notice to our Secretary at our principal executive offices at 650 East Swedesford Road, 2nd Floor, Wayne, Pennsylvania 19087, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Secretary at our principal executive offices at 650 East Swedesford Road, 2nd floor, Wayne, Pennsylvania 19087, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of that meeting nor earlier than the 90th day prior to that meeting.

The shareholder’s notice must set forth:

•

as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination; and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of our board of directors if so elected;

•

as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting; and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Shareholder Recommendations of Nominees.    Our nominating and governance committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The committee will give consideration to shareholder recommendations for positions on our board of directors where the committee has determined not to re-nominate a qualified incumbent director. The committee will only consider recommendations of candidates who satisfy the minimum qualifications prescribed by the committee for board nominees, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency.

To be considered by our nominating and governance committee, a shareholder recommendation must be submitted to our Secretary and include a complete description of the nominee’s qualifications, experience and background, together with a statement signed by the nominee in which he or she consents to serve as a director if nominated and elected.

Although our nominating and governance committee has not established a minimum number of shares that a shareholder must own in order to suggest a candidate for consideration, or a minimum length of time during which the shareholder must own its shares, the committee will take into account the size and duration of a recommending shareholder’s ownership interest. Our nominating and governance committee will also consider the extent to which the shareholder making the suggestion intends to maintain its ownership interest in shares of our common stock.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, Mr. Abelson, Dr. Booth, Ms. Maddox, Mr. Nies and Mr. Pinola served as members of our compensation committee. None of these individuals was at any time since January 1, 2007 or at any time prior thereto an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 28, 2008, with respect to the beneficial ownership of our common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or director nominee; (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation and Executive Officers” in these proxy materials; and (iv) all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of March 28, 2008 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 22,821,730 shares of our common stock outstanding as of March 28, 2008. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Kenexa Corporation, 650 East Swedesford Road, 2nd Floor, Wayne, Pennsylvania 19087.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Artisan Investment Corporation (1)	1,543,700	6.8%
Columbia Wanger Asset Management, L.P. (2)	2,790,000	12.2%
Gund Gordon (3)	1,479,000	6.5%
Nooruddin S. Karsan(4)	1,201,630	5.3%
Barry M. Abelson(5)	29,700	*
Renee B. Booth(6)	14,700	*
Joseph A. Konen(7)	28,700	*
Rebecca J. Maddox(8)	14,700	*
John A. Nies(9)	16,700	*
Richard J. Pinola(10)	29,700	*
Troy A. Kanter	210,475	*
Donald F. Volk(11)	68,024	*
Archie L. Jones, Jr.	150	*
Sarah M. Teten(12)	6,400	*
All executive officers and directors as a group (12 persons)(13)	1,620,879	7.1%

*	Less than 1%.

(1)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008 by Artisans Partners Limited Partnership (“Artisan Partners”), Artisans Investment Corporation, the general partner of Artisans Partners (“Artisan Corp.”), ZFIC, Inc., the sole stockholder of Artisans Corp. (“ZFIC”), Andrew A. Ziegler and Carlene M. Ziegler. Artisan Partners, Artisan Corp., ZFIC, Andrew A. Ziegler and Carlene M. Ziegler’s principal place of business is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. Artisan Partners is an investment advisor registered under section 203 of the Investment Advisers Act of 1940. Artisan Corp. is the general partner of Artisan Partners; ZFIC is the sole stockholder of Artisan Corp.; Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. Artisan Corp., ZFIC and Mr. and Ms. Ziegler are deemed to have beneficial ownership of 1,543,700 shares. Artisan Partners is the beneficial owner of 1,543,700 shares as a result of acting as investment advisor. These shares have been acquired on behalf of discretionary clients of Artisans Partners. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares. None of those persons, to the knowledge of Artisans Partners, Artisan Corp., ZFIC, Mr. Ziegler or Ms. Ziegler, has an economic interest in more than 5% of our common stock.

(2)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on December 6, 2007 by Columbia Wanger Asset Management, L.P (“Columbia Wanger”). Columbia Wanger’s principal place of business is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. Columbia Wanger is an investment advisor registered in accordance with Rule 13d-1 (b)(1)(ii)(E). Columbia Wanger is the beneficial owner of 2,790,000 shares as a result of acting as investment advisor. These shares include the shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger.

(3)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on December 10, 2007 and amended on February 7, 2008 by Grant Gund, individually and as trustee for the Kelsey Laidlaw Gund Gift Trust, the Llura Blair Gund Gift Trust, and the Grant Owen Gund Gift Trust, Rebecca H. Dent, as trustee for the G. Zachary Gund Descendants’ Trust, Kelsey Laidlaw Gund Gift Trust, the Llura Blair Gund Gift Trust and the Grant Owen Gund Gift Trust, G. Zachary Gund, individually and as trustee for the G. Zachary Gund Descendants’ Trust, Llura L. Gund, individually and as trustee for the Dionis Trust and Gordon Gund, individually and as trustee for the Dionis Trust (“Gund Group”). The Gund Group’s principal place of business is 14 Nassau Street, Princeton, NJ 08542. The Gund Group may be deemed to beneficially own 1,479,000 shares of our common stock.

(4)	1,201,630 of the shares of our common stock owned by Mr. Karsan are jointly held with his wife, Shirin Karsan. Pursuant to a variable post-paid forward contract to which Mr. Karsan is a party, Mr. Karsan has pledged 200,000 shares of our common stock to secure his obligations under that contract; Mr. Karsan has, however, retained the power to vote such shares prior to their disposition, if ever, under that contract.

(5)	Includes options to purchase 26,000 shares of our common stock held by Mr. Abelson that may be exercised within 60 days of March 28, 2008.

(6)	Includes options to purchase 12,000 shares of our common stock held by Dr. Booth that may be exercised within 60 days of March 28, 2008.

(7)	Includes options to purchase 26,000 shares of our common stock held by Mr. Konen that may be exercised within 60 days of March 28, 2008.

(8)	Includes options to purchase 12,000 shares of our common stock held by Ms. Maddox that may be exercised within 60 days of March 28, 2008.

(9	Includes options to purchase 14,000 shares of our common stock held by Mr. Nies that may be exercised within 60 days of March 28, 2008.

(10)	Includes options to purchase 14,000 shares of our common stock held by Mr. Pinola that may be exercised within 60 days of March 28, 2008.

(11)	Includes options to purchase 28,000 shares of our common stock held by Mr. Volk that may be exercised within 60 days of March 28, 2008. All of the shares owned by Mr. Volk are held jointly with his wife, Susan Volk.

(12)	Includes options to purchase 6,400 shares of our common stock held by Ms. Teten that may be exercised within 60 days of March 28, 2008.

(13)	Includes options to purchase 126,400 shares of common stock that may be exercised within 60 days of March 28, 2008.

EXECUTIVE COMPENSATION AND EXECUTIVE OFFICERS

Executive Officers

The following are biographical summaries of our executive officers.

Nooruddin (Rudy) S. Karsan, 50, co-founded our predecessor company in 1987 and has served as the Chairman of our board of directors since 1997 and as our Chief Executive Officer since 1991. Prior to that, Mr. Karsan headed marketing actuarial for the Mercantile & General Insurance Company in Toronto, Canada. Mr. Karsan received a B Math in actuarial science from the University of Waterloo. Mr. Karsan holds the designation of Fellow of the Society of Actuaries.

Troy A. Kanter, 40, joined us in 1997 and has served as a member of our board of directors since May 2006 and as our President and Chief Operating Officer since November 2006. From 2003 until November 2006, Mr. Kanter served as our President, Human Capital Management. From 1997 to 2003, Mr. Kanter served as our Executive Vice President, Sales and Business Development. From 1997 to 1999, he managed our HCM Consulting, Retention Services operations. From 1995 to 1997, Mr. Kanter was the president of Human Resources Innovations, Inc., a company he co-founded that provided employee survey research and consulting and which we acquired in 1997. From 1990 to 1994, Mr. Kanter was employed by The Gallup Organization, a provider of research, survey and HCM services, most recently serving as its vice president of client services. Mr. Kanter received a B.A. in corporate communications from Doane College.

Donald F. Volk, 58, has served as our Chief Financial Officer since 1996. Prior to joining us, Mr. Volk was a partner in the accounting firm of Brinker, Simpson, Nicastro & Volk. He received a B.S. in Accounting from Villanova University and an M.S. in Taxation from the Villanova University School of Law. Mr. Volk has been a Certified Public Accountant since 1974.

Sarah M. Teten, 34, joined us in 1999 and has served as our Chief Marketing Officer since 2004. From 2002 to 2004, Ms. Teten served as our Director of Marketing and was one of our sales executives from 1999 until 2002. Prior to joining us, Ms. Teten served as a marketing manager for Kaplan Educational Centers, a provider of educational services. Ms. Teten received a Bachelor of Journalism and Mass Communications degree from the University of Nebraska.

Archie L. Jones, Jr., 36, has served as our Vice President of Business Development since August 2005. From 2003 until 2005, Mr. Jones served as managing director of Maplegate Holdings, a private equity investment firm that he co-founded that focuses on small-cap buyouts. From 1998 until 2002, Mr. Jones was a principal and charter member of Parthenon Capital, Inc., a private equity investment firm. Mr. Jones served on our board of directors from 1999 until 2002. He served on the board of directors of Franco Apparel Group from 1998 until 2004 and held the role of that organization’s interim CFO in 1999. Mr. Jones received an M.B.A. from Harvard Business School and a B.A. in Accounting and Business Administration from Morehouse College.

Compensation Discussion and Analysis

The Role of the Compensation Committee in Determining Executive Compensation

The Compensation Committee of the board of directors, which is comprised entirely of independent directors, is responsible for ensuring that our executive compensation policies and programs are competitive within the markets in which we compete for talent and reflect a strong focus on shareholder value. The Compensation Committee reviews and approves the compensation levels and benefit programs for annual salary, bonus, stock options, and other benefits (direct and non-direct) for all of our Named Executive Officers (“NEOs”). Our NEOs consist of Mr. Karsan, our principal executive officer, Mr. Volk, our principal financial officer, and Mr. Kanter, Ms. Teten and Mr. Jones, who are our most highly compensated executive officers serving as of December 31, 2007 and whose total compensation (excluding any compensation as a result of a change in pension value and nonqualified deferred compensation earnings) exceeded $100,000 during the year ended December 31, 2007. The Compensation Committee reviews and approves the corporate goals and objectives relevant to the NEOs’ compensation, evaluates their performance against these objectives and, based on that evaluation, approves the NEOs’ compensation programs.

In 2007, the Compensation Committee retained an independent, nationally recognized human resources and executive compensation firm, Mercer Consulting, to advise it with respect to current and future trends and issues in executive compensation, and consulted on the competitiveness of the compensation structure and level of our NEOs. In 2006, similar compensation consulting services were provided to the Compensation Committee by PricewaterhouseCoopers. These

consultants reported directly to the Compensation Committee. There were no material differences in perspective or advice provided by either of these consultants.

Kenexa’s management and compensation staff provides additional analysis and counsel as requested by the Compensation Committee. You can learn more about the Committee’s purpose, responsibilities, structure, and other details by reading the Compensation Committee’s charter which can be found in the Corporate Governance section of our website at www.Kenexa.com. See “Structure and Practices of The Board of Directors — Board Committees” on page 10.

Compensation Objectives & Philosophy

As a provider of integrated human capital solutions, we believe that the value we deliver to our customers depends in large part upon the quality of our people. Our business model is based on our ability to establish long-term relationships with customers, and to maintain a strong mission, customer focus, entrepreneurial spirit, and team orientation. The compensation programs we provide to our executives are designed to support our vision to become the most profitable and recognized leader for integrated human capital solutions by:

Providing a strong focus on critical corporate metrics and the creation of shareholder value. Our executive compensation program is designed to align pay with corporate performance and the creation of shareholder value, and to manage pay as an important operating expense. Accordingly, executive compensation is significantly weighted toward variable pay in the form of annual cash incentives, which tie a substantial portion of an executive’s compensation to our success achieving specified performance goals, and long-term incentive awards (stock options) which tie a significant portion of an executive’s compensation to the creation of shareholder value. We believe that these programs provide us with the ability to ensure that the compensation paid to our executives correlates with benefits to our shareholders.

Encouraging continued service by providing a significant portion of compensation through long-term incentives. We use long-term incentives such as stock options, which vest over several years of continuous service, to provide significant additional compensation opportunities, and to provide incentives for loyal and long-term service to us.

Reinforcing our mission and values, and our focus on customer service. Our corporate mission is to teach clients how to enhance the employer-employee relationship. Our values emphasize the importance of human potential, growth through service excellence, and performance-based rewards. Consistent with our advice to our own clients, we believe that our executive compensation program reinforces our primary focus on corporate performance and client satisfaction. Bonuses are based in part on key organizational measures, particularly those relating to the successes of our clients.

Creating accountability for results. Our compensation program emphasizes variable, at-risk incentive award opportunities. Our philosophy is to provide each of our executive officers with approximately 50% of his/her target cash compensation through at-risk bonus compensation. However, depending upon our results, our bonus structure permits for the variable component of our compensation program to be either 0%, or significantly in excess of 50% of total compensation. In this way, we seek to reward our executives for exceptional performance.

Rewarding individual performance and contributions. Salary, annual awards, and long-term incentive awards are based on both an individual’s job level as well as performance against specified financial, operational and strategic goals, as appropriate to the individual’s position. As we advise our own clients, we feel it is in our best long-term interests for our high performing employees to be rewarded for personal and professional development and the achievement of individual objectives.

Allowing us to compete effectively for talent. The compensation program design and levels are set considering the practices of similar companies with which we compete for talent. We seek to target our base salaries at the market median, with target total compensation at approximately 75th to 90th percentile of market, dependent on continued high company financial results, to reward for achievement of individual objectives. We define our market for this purpose to include software, business process outsourcing, and consulting firms, among other types of organizations identified below under the heading “Market Benchmarking.” We believe it is the most appropriate competitive reference available in compensation surveys for purposes of benchmarking our pay levels.

In addition, we seek to design our compensation programs to attract and retain highly-qualified people and motivate and reward employees for the achievement of our measures of success, including:

•	shareholder value, as measured by stock price appreciation;

•	our financial performance; and

•	individual performance against specific financial and operational measures.

We believe our compensation and practices will enable us to deliver strong shareholder value over time, and will help us develop and retain top executive talent.

Market Benchmarking

We benchmark our executive compensation programs against a group of companies with which we compete, which we refer to as our “Peer Group”. The Compensation Committee uses market data provided on a periodic basis by external compensation consultants. This market data includes SEC filings for peer companies and compensation data reported in published compensation surveys from reputable survey providers. The Peer Group is compiled by identifying companies who either compete directly with us for customers or compete directly with us for talent, and which are roughly the same size in revenue and/or market capitalization to us. The Compensation Committee solicits input from management and our compensation consultants, and carefully reviews the Peer Group for appropriateness. Eleven companies are currently included in the Peer Group. These companies are within a range of one-half to two times our total revenue for 2007. The Peer Group is periodically evaluated and updated to ensure that it remains relevant, although no change to the Peer Group was deemed necessary in 2007.

The Peer Group companies are:

•	BlackBoard Inc.

•	Concur Technologies, Inc.

•	Entrust, Inc.

•	Kronos Incorporated

•	Rightnow Technologies, Inc.

•	salesforce.com, Inc.

•	Taleo Corporation

•	The Ultimate Software Group, Inc.

•	WebEx Communications, Inc.

•	WebSense, Inc.

•	WebSideStory, Inc.

Compensation for the NEOs is evaluated and approved annually by the Compensation Committee. The Compensation Committee reviews all compensation elements for the NEOs and solicits input from its independent compensation consultant. The consultant provides advice to the Compensation Committee after reviewing the Peer Group data. Total compensation for each NEO is designed in such a way that it is likely to vary in any given year between the 50th percentile of the Peer Group and the 90th percentile of the Peer Group for similar positions, depending on the NEOs’ performance and achievement against several performance criteria. Specifically, an NEO’s base salary, annual incentive, and long-term incentives are established after considering the following factors:

•	our performance against financial measures, including earnings per share, earnings before interest and taxes, total shareholder return, economic profit, and operating discipline;

•	our performance relative to goals approved by the Compensation Committee;

•	individual performance goals and contributions to our performance; and

•	compensation levels by job position as informed by the Peer Group.

Compensation Elements

The aggregate compensation of each of our NEOs consists of a number of key elements:

•	Base Pay (Fixed)

•	Fixed component of pay based on an NEOs skills, responsibilities, experience and performance.

•	NEOs, as well as all other salaried employees, are eligible for annual increases based on performance, experience, and/or changes in job responsibilities.

•	Annual Cash Incentives

•	Designed to compensate NEOs for satisfying specific annual company, business unit and individual goals. Annual incentive compensation consists of two components:

•	Executive Officer Bonus. This bonus focuses on current-year goals most important to our success.

•	Internal Measure Metric (“IMM”). This cash incentive is based on key sales, operating, and service measures related to customers and are instrumental to our long-term success.

•	Long-term Incentive Awards (Stock Options)

•

Stock Options. To meaningfully align the interests of our NEOs with those of our shareholders, and to attract and retain key talent, we award long-term incentives in the form of non-qualified options to purchase our common stock.

•	Other Benefits

•

Benefits and perquisites are not considered or intended to differentiate us as an employer. Consequently, benefits and perquisites for NEOs are limited and are similar to those available to substantially all salaried employees. We provide for core benefits insurance.

Each of the compensation elements is cash-based, except for long-term incentive awards. Unless noted in the detailed discussion below, the NEOs participate in the same compensation programs and on comparable terms to other salaried employees.

Base Pay (Fixed)

Initial base salaries for NEOs are determined by the Compensation Committee, based primarily on benchmark data for similar jobs at Peer Group companies. The Compensation Committee reviews each NEO’s base salary annually and makes adjustments based on updated Peer Group data and on a subjective evaluation of the individual’s contribution to our performance. For NEOs other than the CEO, evaluations are performed by the CEO, who may also make specific salary adjustment recommendations to the Compensation Committee. The CEO’s evaluation is performed by the Compensation Committee, in conjunction with the other independent members of the board of directors, in light of both corporate and individual performance. Base salaries may also be adjusted when new roles and responsibilities are assumed. The Compensation Committee’s decision to increase base salaries in 2007 was based primarily upon information derived from the 2007 Mercer executive compensation study, coinciding PricewaterhouseCoopers recommendations, and the achievement of specific objectives.

The base salaries of our named executive officers for 2005, 2006, and 2007 were as follows:

Executive	2005 Salary	2006 Salary	2007 Salary	% Increase (2005 –2006)	% Increase (2006 –2007)
Nooruddin (Rudy) S. Karsan Chief Executive Officer	$350,000	$375,000	$500,000	7.1%	33.3%
Troy A. Kanter President and Chief Operating Officer	$250,000	$250,000	$400,000	—%	60.0%
Donald F. Volk Chief Financial Officer	$175,000	$250,000	$300,000	42.9%	20.0%
Sarah M. Teten Chief Marketing Officer	$119,753	$160,000	$180,000	33.6%	12.5%
Archie L. Jones, Jr. Vice President, Business Development	$—	$150,000	$180,000	—%	20.0%

On January 8, 2008, our Compensation Committee approved 2008 base salaries for Mr. Jones and Ms. Teten of $190,000 (a $10,000 increase over their 2007 base salaries). Base salaries for other NEOs were unchanged.

Annual Cash Incentives

Annual cash incentives are designed to compensate our executive officers for satisfying specific annual company, business unit, and individual goals that are established at the beginning of each fiscal year and are reviewed and approved by the Compensation Committee. Annual incentive compensation for our NEOs consists of two components: the Executive Officer Bonus and the Internal Measure Metric (IMM).

Executive Officer Bonus

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In order to further align annual compensation with performance, the Executive Officer Bonus focuses on short-term goals most important to our success, such as income from continuing operations, customer growth, and customer retention objectives. At the beginning of each fiscal year, the Compensation Committee reviews and approves annual performance objectives for each of the NEOs. The Compensation Committee has the discretion to reduce or augment bonuses based on approved executive compensation guidelines.

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Because the specific components of the Executive Officer Bonus contain highly sensitive data such as specific customer names, targeted revenue growth by customer and retention rates for those customers, we do not disclose specific performance measures and targets because we believe that such disclosure would result in serious competitive harm.

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The individual annual incentive compensation that may be earned by Messrs. Karsan, Kanter, and Volk is based solely on achievement of certain pre-tax earnings targets determined by the board of directors.

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The individual annual incentive compensation that may be earned by Mr. Jones, our Vice President of Business Development, is based primarily on achievement of certain objectives of our acquisition strategy. Although disclosure of specific targets relating to the number of acquisitions, acquisition size, or total revenue potential would cause us significant competitive harm, we can disclose other measures for Mr. Jones’ annual incentive without a significant negative impact to us. For example, in order for an acquisition to meet Mr. Jones’ performance objectives, the results of operations from acquired assets must provide us with at least one of the following: (i) added solutions, content or services; (ii) new geographies; and/or (iii) position us to sell our solutions in a new industry segment. Although the bonus is discretionary, the amount is based, in part, upon the achievement of certain pre-tax earnings targets set forth by the board of directors.

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The individual annual incentive compensation that may be earned by Ms. Teten, our Chief Marketing Officer, relates to the results of our marketing scorecard established by our Chief Executive Officer. The marketing scorecard includes the achievement of certain marketing metrics such as the number of trade shows at which we are asked to present, the number of “hits” that our website receives, and the level of in-bound information requests that we receive and the number of symposiums that we host.

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Individual target award opportunities vary by job level and are compared to the competitive annual bonus practices of the Peer Group. The executive officer bonus payouts are determined each February for the prior year. The “target” executive bonus is approximately 100% of base pay, but actual awards range from 0% to 180% of the target award opportunity based on performance results relative to goals determined by the Compensation Committee. Award of cash bonuses begins at achievement of 75% of the established performance targets, increases linearly to 100% of target at 100% achievement of performance targets, and can be substantially higher if performance targets are exceeded. The range of potential 2007 executive bonus payouts are presented in the Grants of Plan-Based Awards table below. Actual 2007 executive bonus payouts for the NEOs performance are shown in the Summary Compensation Table in the column labeled “Bonus” and “Non-Equity Incentive Plan Compensation.”

Internal Measurement Metric

Each NEO participates in the company-wide IMM Bonus program. The IMM is a measure of our sales, operating, and service performance related to customers who are significant drivers of our longer-term business success. While the IMM represents a relatively small portion of each NEO’s total annual cash incentive opportunity, NEOs are included in the program in order to align the incentives of all employees. Upon recommendation from our CEO, the NEO’s goals are reviewed and approved by the Compensation Committee. The IMM has three levels of payouts (bronze, silver, and gold), with the maximum payout level shown below in the table above under “Bonus Targets.” NEOs are notified of IMM objectives in January of each year and throughout the year they are provided with a summary of progress towards goals. Because the components of the IMM bonus contain highly sensitive data such as specific customer names, targeted revenue growth by customer and retention rates for those customers, we do not disclose specific performance measures and targets because we believe that such disclosure would result in serious competitive harm. For the 2007 IMM payout, the certainty surrounding achievement was unknown until January 2008, at which time it was determined the silver level was achieved. These amounts were paid in 2008 and are reflected in the Summary Compensation Table.

Bonus Targets

In 2007, our NEOs had the following bonus targets which are determined as a percentage of each NEO’s base salary.

	2007 Target Bonus as a Percentage of Base Salary
Executive	Executive Officer Bonus	IMM Bonus	Total Target Bonus
Nooruddin (Rudy) S. Karsan, Chief Executive Officer	95%	15%	110%
Troy A. Kanter, President and Chief Operating Officer	81%	19%	100%
Donald F. Volk, Chief Financial Officer	108%	25%	133%
Sarah M. Teten, Chief Marketing Officer	83%	17%	100%
Archie L. Jones, Jr, Vice President, Business Development	83%	17%	100%

Excluding our Chief Marketing Officer and Vice President of Business Development, our NEOs have the ability to earn up to a maximum of 180% of target for outstanding performance. Conversely, performance below 75% of the established target will result in no bonus payments on either the IMM or Executive Officer Bonus. Performance is interpolated in between the threshold, target, and maximum as set forth under the section “Grants of Plan Based Awards” below.

At the time the Compensation Committee approved the performance goals for 2007, we believed that the performance goals were attainable, but not certain, as the 2007 goals were based, in part, on a 25% increase in earnings before taxes from 2006.

Our bonus targets for 2008 are based in part on the 2007 Mercer executive compensation assessment, performance data for 2007, our Chief Executive Officer’s recommendations, and a comparison to our Peer Group companies. The maximum performance bonus amounts approved for our NEOs for 2008 are as follows: Mr. Karsan, $550,000; Mr. Kanter, $550,000; Mr. Volk, $450,000; Ms. Teten, $190,000 and Mr. Jones, $190,000.

Long-Term Incentive Compensation

We believe that long-term incentives meaningfully align the interests of our NEOs with those of our shareholders. Additionally, we view long-term incentives as an important tool to attract and retain key executive talent. To that end, we award long-term incentives in the form of equity, specifically, non-qualified options to purchase our common stock. Although it is our current practice to use stock options as our sole form of long-term incentive compensation, the Compensation Committee reviews this practice on an annual basis in light of our overall business strategy, existing market-competitive best practices, and other factors. Stock options are highly prevalent in our industry, especially among our publicly-traded peers.

The Compensation Committee may make option grants from time to time to executives whose contributions have, or we expect will have, a significant impact on our long-term performance. Pursuant to our 2005 Equity Incentive Plan, options are granted with an exercise price equal to the fair market value (i.e., the closing price of our common stock) on the date that the Compensation Committee approves the award. Generally, stock options have a five to ten year term and vest over three to five years, although some previously granted options have shorter vesting periods.

The options granted in connection with our initial public offering in June 2005 were intended to motivate and retain executives through our early stages as a public company and therefore, vest upon completion of five years of service following our initial public offering. Between our initial public offering and January 2008, we granted stock options to our NEOs in certain exceptional circumstances, including commencement of employment, promotion, exceptional performance, or to facilitate retention. On February 27, 2007, the Compensation Committee approved stock option grants under our 2005 Equity Incentive Plan for exceptional performance during 2006. This data is provided in the Grants of Plan Based Awards table.

Our Compensation Committee continues to believe that equity awards provide the most meaningful long-term incentive for our executive officers and intends to continue granting options in 2008 based on the following criteria:

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Equity Usage. We are attentive to the number of shares and associated value of equity grants. Additionally, we carefully manage the overall potential dilution of our common stock in connection with granting stock options.

•	Individual Performance. We determine the size of option grants based on NEOs performance, as measured by a number of quantitative and qualitative factors, including but not limited to:

•	competitive market data, as informed by the Peer Group;

•	financial performance in the NEO’s principal area of responsibility;

•	expected progress toward non-financial goals within the NEO’s principal area of responsibility;

•	the NEO’s potential contribution to our success;

•	individual performance on key strategic and tactical initiatives;

•	our retention goals; and

•	recruitment challenges.

We do not grant discounted options, backdate options or grant options retroactively.

We believe that stock options provide executives with a significant and long-term interest in our success and provide our NEOs with a risk and reward profile which benefits our shareholders. All option grants are approved by the Compensation Committee. The annual stock option grant date for all employees (including the NEOs) pursuant to achievement of goals relative to compensation approved for the prior year is traditionally during the Compensation Committee meeting in February, or as soon as all pertinent data related to achievement or non-achievement of prior year goals is available. The Compensation Committee may make additional grants from time to time to executives whose contributions have, or are expected to have a significant impact on our long-term performance. On January 2, 2008, the Compensation Committee approved the following grants under our 2005 Equity Incentive Plan in recognition of the NEOs contributions to our sales growth and profitability. These grants will become vested and exercisable in each of the first four anniversaries of the grant date.

Executive	Shares Subject to Option	Exercise Price	Grant Date Fair Value of Option
Nooruddin (Rudy) S. Karsan	75,000	$18.66	$618,660
Troy A. Kanter	75,000	$18.66	$618,660
Donald F. Volk	50,000	$18.66	$412,440
Sarah M. Teten	15,000	$18.66	$123,732
Archie L. Jones, Jr	20,000	$18.66	$164,976

We calculate the accounting cost of equity-based long-term incentive awards under SFAS No. 123 (SFAS 123R), Share Based Payment. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period.

Benefits and Perquisites

We provide very limited perquisites to our NEOs. Instead, consistent with our compensation philosophy, we attempt to limit fixed compensation and provide the opportunity for additional pay through performance-based compensation. Benefits and perquisites are not considered or intended to differentiate us as an employer.

We do not offer our NEOs defined benefit plans, supplemental executive retirement plans, benefit restoration plans or tax gross-ups. Instead, our NEOs are eligible to participate in benefit plans that are offered generally to all of our other salaried employees, such as short and long-term disability, life insurance, health and welfare benefit and 401(k) plans, our employee stock purchase plan, and paid time-off.

We provide a qualified matching contribution to each employee, including our NEOs, who participate in our 401(k) plan, based on our performance, as measured by the IMM. This matching contribution may be raised or lowered at the discretion of management.

We implemented our employee stock purchase plan in 2006, which allows substantially all of our employees, including our executive officers, to purchase shares of our common stock at a 5% discount off the closing market price at the time of purchase. This plan is intended to qualify participants for beneficial tax treatment under Section 423 of the Internal Revenue Code.

In June 2006, the Compensation Committee approved the provision of financial planning services to Messrs. Karsan, Kanter, and Volk, which was continued in 2007, of up to $45,000 in the aggregate ($15,000 per executive), which was directly paid by us to the service provider.

Employment Agreements

In order to provide flexibility in handling separation situations as well as to support our pay-for-performance culture, we have not entered into employment or severance agreements with our NEOs. In addition, our current NEOs do not have the right to receive additional compensation upon termination other than vested benefits and accrued but unpaid compensation.

Tax and Accounting Considerations

Our business needs and compensation strategy are the main drivers of our compensation design. However, accounting and cost impact are one of several factors considered in program design and administration.

Section 162(m) of the Internal Revenue Code generally provides that a publicly held company may not deduct compensation paid to most NEOs in excess of $1,000,000 per year, unless certain requirements are met. The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent such deductibility is consistent with the objectives of our executive compensation program. The Compensation Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, may accordingly pay compensation subject to the deductibility limitations of Section 162(m).

Summary Compensation Table

The following table sets forth summary information concerning compensation for the years ended December 31, 2006 and 2007 for each of our NEOs serving as of December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Nooruddin (Rudy) S. Karsan	2007	500,000	—		358,022	1,321,949	18,100	2,198,071
Chief Executive Officer	2006	375,000	—		637,500	—	16,250	1,028,750
Troy A. Kanter	2007	400,000	—		195,905	1,786,382	18,100	2,400,388
President & Chief Operating Officer	2006	250,000	—		450,000	—	16,250	716,250
Donald F. Volk	2007	300,000	—		233,654	1,786,382	18,100	2,338,136
Chief Financial Officer	2006	250,000	—		450,000	—	26,475	726,475
Sarah M. Teten	2007	180,000	—		63,149	907,454	3,100	1,153,703
Chief Marketing Officer	2006	160,000	64,000	(4)	32,000	—	7,500	263,500
Archie L. Jones, Jr.	2007	180,000	97,500	(5)	20,000	848,743	3,084	1,149,327
VP, Business Development	2006	150,000	—		150,000	—	3,750	303,750

(1)	Represents annual cash performance-based awards for all NEOs earned in 2006 and 2007 and paid in March 2007 and March 2008, respectively. See “Compensation Discussion and Analysis” above for a discussion of these cash performance-based awards and the criteria pursuant to which they were determined and paid.

(2)	Represents amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123R. The valuation assumptions used for the FAS 123R calculation are as follows: expected life of 4 years, volatility of 47.7%, dividends of zero, and a risk free interest rate of 4.46%.

(3)	Represents amounts paid for the provision of financial planning services and contributions under our 401(k) plan. During 2007 we paid $15,000 each for the provision of financial planning services to Mr. Karsan, Mr. Volk, and Mr. Kanter. Contributions under our 401(k) plan for the benefit of each NEO were $3,100 except for Mr. Jones, whose contribution was $3,084.

(4)	Ms. Teten earned a discretionary bonus for 2006 in the amount of $64,000 that we paid in March 2007, based upon a qualitative assessment for 2006.

(5)	Mr. Jones earned a discretionary bonus for 2007 in the amount of $97,500 that we paid in March 2008, based upon a qualitative assessment for 2007.

Grants of Plan Based Awards

The following table sets forth each award made to a NEO during the year ended December 31, 2007 and, with respect to non-equity incentive plan awards, represents the threshold, target and maximum payouts designated under our annual bonus plans discussed above under “Compensation Discussion and Analysis”.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Nooruddin (Rudy) S. Karsan
Executive Officer Bonus		337,500	450,000	475,000
IMM Bonus		25,000	50,000	75,000
Option Grants	02/27/07				60,000	34.10	867,078
Troy A. Kanter
Executive Officer Bonus		243,500	325,000	325,000
IMM Bonus		25,000	50,000	75,000
Option Grants	02/27/07				50,000	34.10	722,565
Donald F. Volk
Executive Officer Bonus		187,500	250,000	325,000
IMM Bonus		25,000	50,000	75,000
Option Grants	02/27/07				50,000	34.10	722,565
Sarah M. Teten
Executive Officer Bonus		112,500	150,000	150,000
IMM Bonus		10,000	20,000	30,000
Option Grants	02/27/07				15,000	34.10	216,770
Archie L. Jones, Jr.
Executive Officer Bonus		112,500	150,000	150,000
IMM Bonus		10,000	20,000	30,000
Option Grants	02/27/07				15,000	34.10	216,770

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised and unvested stock options outstanding as of December 31, 2007 for each of our NEOs.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Vesting Date (1)	Option Exercise Price ($)	Option Expiration Date
Nooruddin (Rudy) S. Karsan	—	100,000	06/24/10	12.05	06/24/15
	—	60,000	02/27/10	34.10	02/27/12
Troy A. Kanter	—	150,000	06/24/10	12.05	06/24/15
	—	50,000	02/27/10	34.10	02/27/12
Donald F. Volk	10,000	—	11/02/03	14.53	11/01/10
	8,000	—	05/31/04	14.07	05/31/11
	10,000	—	08/15/05	15.60	08/15/15
	—	150,000	06/24/10	12.05	06/24/15
	—	50,000	02/27/10	34.10	02/27/12
Sarah M. Teten	6,400	—	01/21/07	4.62	01/20/14
	—	100	06/24/08	12.05	06/24/15
	—	50,000	12/14/08	17.72	12/14/10
	—	15,000	02/27/10	34.10	02/27/12
Archie L. Jones, Jr.	—	8,000	9/15/08	14.36	09/15/15
	—	42,000	12/14/08	17.72	12/14/10
	—	15,000	02/27/10	34.10	02/27/12

(1)	Options vest 100% on the vesting date.

Options Exercises and Stock Vested

The following table sets forth certain information regarding the exercise of stock options by our NEOs during the year ended December 31, 2007.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Nooruddin (Rudy) S. Karsan	27,400	$658,568
Troy A. Kanter	17,096	$473,890
Donald F. Volk	40,000	$924,200
Sarah M. Teten	—	—
Archie L. Jones, Jr.	—	—

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our shareholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain, and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our equity incentive plans are described below.

Non-Plan Option Grants

In February 2000, our board of directors authorized the grant of non-qualified stock options to purchase shares of our common stock to certain of our employees. In June 2000, our board of directors adopted our 2000 Stock Option Plan. Each of the recipients of the February 2000 options agreed that those options would be subject to the terms and conditions of our 2000 Stock Option Plan that apply to non-qualified stock options. Of the February 2000 grants, options to purchase 22,004 shares of our common stock were outstanding as of December 31, 2007.

2000 Stock Option Plan

Our 2000 Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options and is administered by our board of directors or a subcommittee designated by the board of directors. All of our employees, non-employee directors, and consultants are eligible to receive awards under our 2000 Stock Option Plan. The persons receiving grants of options under the plan, the number of shares subject to those options, and the exercise price, vesting conditions and other terms of those options are determined by our board of directors or its subcommittee. Our 2005 Equity Incentive Plan replaced our 2000 Stock Option Plan at the completion of our initial public offering in June 2005. No more options will be granted under our 2000 Stock Option Plan. Options to purchase 243,731 shares of our common stock granted under our 2000 Stock Option Plan were outstanding as of December 31, 2007.

Upon termination of an employee, director or consultant, he or she may exercise his or her option for the period stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for 90 days. However, an option may never be exercised later than the expiration of its term. If an employee, director or consultant is terminated by us for “cause” (as defined in our 2000 Stock Option Plan), all unvested options will terminate on the date of such termination and all shares that have been purchased pursuant to options under our 2000 Stock Option Plan but which have not yet been delivered by us to such optionee shall be forfeited and we will refund any amount paid by the optionee with respect to such shares.

All options granted under our 2000 Stock Option Plan expire no later than 10 years following their date of grant. Shares of our common stock, subject to an exercisable option, may be purchased by the option holder upon payment of the option exercise price in cash, by check or, in the discretion of our board of directors, upon delivery of shares of our common stock with a fair market value equal to the option exercise price. Options granted under our 2000 Stock Option Plan may not be transferred, except by will or inheritance.

Upon the disposition of more than 50% of our common stock, our liquidation, a sale of substantially all of our assets or other similar types of transactions, our 2000 Stock Option Plan provides that our board of directors may, in its discretion, accelerate the vesting of outstanding options, exchange outstanding options for new options to purchase shares of any successor company, or cancel outstanding options in exchange for a payment of the option “spread,” the difference between the option exercise price and the then fair market value of the stock subject to the option. However, in the absence of our board of director’s determination to do any of the foregoing, all options will become fully vested and exercisable in anticipation of and contingent upon the occurrence of any of the transactions described above. Our initial public offering in June 2005 did not trigger these discretionary rights of our board of directors.

2005 Equity Incentive Plan

Our 2005 Equity Incentive Plan was adopted by our board of directors in March 2005 and our shareholders in June 2005, and became effective upon the completion of our initial public offering. Our 2005 Equity Incentive Plan, which replaced our 2000 Stock Option Plan, is administered by the Compensation Committee of our board of directors pursuant to its charter. Our 2005 Equity Incentive Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights, restricted stock and restricted stock units. Our board of directors will be able to amend or modify the 2005 Equity Incentive Plan at any time, with shareholder approval if required. Options to purchase 1,335,300 shares of our common stock granted under the 2005 Equity Incentive Plan were outstanding as of December 31, 2007.

Eligibility. All employees, non-employee directors, consultants, and other individuals who provide services to us are eligible to receive awards under our 2005 Equity Incentive Plan; provided, however, that only employees are eligible to receive incentive stock options. As of December 31, 2007, we had 1,373 employees and 6 non-employee directors who would have been eligible to participate in our 2005 Equity Incentive Plan. No participant in our 2005 Equity Incentive Plan can receive option grants, stock appreciation rights, restricted stock, or restricted stock units for more than 500,000 shares of our common stock in any calendar year. Generally, the Compensation Committee of our Board of Directors will determine which eligible employees, directors, consultants and other individuals will receive awards under our 2005 Equity Incentive Plan.

Options and Stock Appreciation Rights.

The Compensation Committee of our board of directors may grant options to purchase our common stock and stock appreciation rights under our 2005 Equity Incentive Plan to eligible employees, directors, consultants and other individuals who provide services to us. Stock appreciation rights granted under our 2005 Equity Incentive Plan must comply with Section 409A of the Internal Revenue Code.

The Compensation Committee has complete discretion to determine:

•	which eligible individuals are to receive option grants or stock appreciation rights;

•	the time or times when option and stock appreciation rights grants are to be made;

•	the number of shares subject to, and the vesting schedule for, each option grant and stock appreciation right;

•	the designation of each stock option as either an incentive or a non-qualified stock option;

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the maximum term for which each option grant and stock appreciation right is to remain outstanding, which term, for an incentive stock option may not exceed ten years and, for an incentive stock option granted to a person who owns more than 10% of the voting power of our common stock, may not exceed five years; and

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the exercise price for each option and stock appreciation right. The per share exercise price for any option or stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. If the recipient of an incentive stock option owns more than 10% of the voting power of our common stock, the exercise price must be at least 110% of the fair market value on the date of grant.

The Internal Revenue Code allows an optionee to receive incentive stock options only to the extent that the aggregate amount of incentive stock options exercisable for the first time by an optionee during any calendar year does not exceed $100,000. Any stock option that is intended to be an incentive stock option but that fails to meet the criteria for an incentive stock option must be treated as a non-qualified stock option.

For purposes of our 2005 Equity Incentive Plan, the fair market value of our common stock is the closing market price on the grant date. If there is no reported closing market price on such date, the fair market value is the closing market price on the last preceding date for which a quotation exists.

Each stock appreciation right issued under our 2005 Equity Incentive Plan will entitle the holder to surrender the stock appreciation right for a distribution from us equal to the fair market value of a share of our common stock less the exercise price of the stock appreciation right. This distribution must be made in shares of our common stock.

Restricted Shares and Restricted Share Unit.

The Compensation Committee may grant restricted shares and restricted share units under our 2005 Equity Incentive Plan to eligible employees, directors, consultants and other individuals who provide services to us. A restricted share is a share of our common stock that is subject to restrictions as determined by our Compensation Committee. A restricted share unit entitles the holder to a distribution from us equal to the fair market value of a share of our common stock, subject to restrictions as determined by our Compensation Committee. Restricted share units granted under the plan must comply with Section 409A of the Internal Revenue Code.

The Compensation Committee also has complete discretion to determine:

•	which eligible individuals are to receive restricted shares and restricted share units;

•	the time or times when grants of restricted shares and restricted share units are to be made;

•	the consideration, if any, to be paid for the restricted shares;

•	the designation of each stock option as either an incentive or a non-qualified stock option;

•	the number of shares subject to restricted shares and restricted share units;

•	when the restrictions applicable to each restricted share and restricted share unit will lapse; and

•	when payment in respect of restricted share units will be made.

The restrictions applicable to restricted shares and restricted share units may lapse in one or more installments over a period of service, may lapse upon the attainment by us and the holder of certain performance milestones determined by our Compensation Committee or upon some combination of the holder’s serving for some period and the attainment of established performance goals.

Termination of Services. Upon termination of a participant’s service with us, he or she may exercise his or her option or stock appreciation right for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. If we terminate the participant for “cause,” unvested options and stock appreciation rights will immediately terminate and be forfeited and any shares of our common stock not yet delivered upon an option or stock appreciation right exercise will be forfeited and we will refund the exercise price to the participant.

Corporate Transactions. If we are a party to certain corporate transactions, including certain mergers or asset sales, our board of directors may, in its sole and absolute discretion and without the need for the consent of any optionee or other award holder, take one or more of the following actions contingent upon the occurrence of the transaction:

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Cause any or all outstanding options to purchase our common stock and stock appreciation rights held by participants under our 2005 Equity Incentive Plan affected by the transaction to become fully vested and immediately exercisable.

•

Cause the restrictions on any or all outstanding restricted shares and restricted share units held by participants under our 2005 Equity Incentive Plan affected by the transaction to lapse, for any other restricted shares to become non-forfeitable, and for immediate payment to be made in respect of outstanding restricted share units.

•	Cancel any award held by a participant under our 2005 Equity Incentive Plan affected by the transaction in exchange for a similar award related to the common stock of any successor corporation.

•	Cancel or redeem any or all awards held by participants under our 2005 Equity Incentive Plan affected by the transaction for cash and/or other substitute consideration.

Amendment and Termination of the Equity Incentive Plan.

Our board of directors has complete and exclusive power and authority to amend or modify the equity incentive plan in any, or all, respects. No amendment, however, may adversely affect the rights and obligations of awards outstanding under the plan at the time, without the consent of the award holder. In addition, our board of directors may not, without shareholder approval, amend our 2005 Equity Incentive Plan to:

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Increase the maximum number of shares issuable under our 2005 Equity Incentive Plan, or the maximum amount of shares for which any one individual participating in the equity incentive plan may be granted options to purchase our common stock, restricted stock, stock appreciation rights, or restricted stock units for any given year.

•	Materially modify the eligibility requirements for participation.

•	Materially increase the benefits accruing to participants.

Our 2005 Equity Incentive Plan will terminate on the date on which all shares available for issuance under the plan have been issued, or, if earlier, on the date on which the plan is terminated by our board of directors. However, no incentive stock option may be granted after the 10th anniversary of the date the plan is approved by our shareholders (or, if our shareholders later approve an amendment that increases the number of shares subject to our 2005 Equity Incentive Plan, the 10th anniversary of the date of such approval).

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in our 401(k) plan as of the first day of the plan year or the first day of the fourth, seventh or tenth month following the date that they begin employment. Participants are able to defer up to 15% of their eligible compensation subject to applicable Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual accounts and are then invested in selected investment alternatives according to the participant’s directives. Employee elective deferrals are 100% vested at all times. Our 401(k) plan provides for discretionary matching contributions that may be made by us as well as a discretionary profit sharing component for eligible employees who have completed one year of service and have completed one hour of service in the applicable plan year (if an employee is terminated due to retirement, death or disability, that employee will still receive a discretionary matching and profit sharing contribution). The matching and profit sharing contributions will become 100% vested after three years of service. Our 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to our 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) plan, and all contributions are deductible by us when made.

2006 Employee Stock Purchase Plan

Our board of directors adopted our 2006 Employee Stock Purchase Plan (ESPP) effective July 15, 2006. The ESPP was later amended and restated effective October 17, 2006. Our ESPP generally allows substantially all of our full-time employees and certain eligible part-time employees to purchase shares of our common stock at a 5% discount from the market price at the time of purchase. These shares are issued directly by us. Any employee owning, or having a right to acquire, 5% or more of our voting power or value is not eligible to participate in our ESPP. An aggregate of 500,000 shares of our common stock are available for purchase under our ESPP. Any future increase in the number of shares of our common stock subject to our ESPP will require shareholder approval.

Offerings under our ESPP are made on a quarterly basis, with each purchase period beginning each December 1st, March 1st, June 1st and September 1st, and ending each February 28th/29th, May 31st, August 31st and November 30th.

Once enrolled in a specific offering, an eligible employee is able to specify an amount to be withheld from his or her paycheck and credited to a bookkeeping account established for him or her (Participation Account). Amounts in the Participation Account are applied to the purchase of shares of our common stock on the last day of each purchase period.

The price of such shares is equal to 95% of the price of our common stock on the last day of the purchase period, or if not a trading day, on the next trading day after such date.

No employee may purchase more than $25,000 worth of our common stock (determined based on the price on the first day of the offering period) in any calendar year under our ESPP or any other ESPPs later established by us or our subsidiaries.

Our Compensation Committee administers our ESPP. Our board of directors may amend or terminate our ESPP at any time. Our ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Renee B. Booth, Chairman
John A. Nies
Richard J. Pinola

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the board of directors has:

•	reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2007 with management;

•

discussed with our independent auditors, Grant Thornton LLP, matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, in connection with the audit of our consolidated financial statements for the year ended December 31, 2007; and

•

received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed the independence of Grant Thornton LLP with that firm.

In reliance on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2007.

The Audit Committee

Joseph A. Konen, Chairman
Rebecca Maddox
Richard J. Pinola

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions since January 1, 2007

Other than compensation agreements and other arrangements which are described in the “Board of Directors” and “Executive Compensation” sections of this proxy statement and the transactions described below, since January 1, 2007, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Legal Services

One of our directors, Barry M. Abelson, is a partner in the law firm of Pepper Hamilton LLP. This firm has represented us since 1997. We paid Pepper Hamilton LLP approximately $1,477,087 for legal services during 2007, which represents less than 1% of that firm’s revenues for 2007. We believe that the services performed by Pepper Hamilton LLP were provided on terms no more or less favorable than those which would have been available from unrelated parties.

Our Policies Regarding Related Party Transactions

In March 2007, we adopted a written statement of policy with respect to related party transactions which is administered by our audit committee. Under our related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship between us or any of our subsidiaries and a Related Person not including any transactions involving less than $60,000 when aggregated with all similar transactions, or transactions that have received pre-approval of our audit committee. A “Related Person” is any of our executive officers, directors or director nominees, any shareholder owning in excess of 5% of our stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in such entity.

Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

•

our audit committee approves or ratifies such transaction in accordance with the terms of our related party transaction policy (or such transaction is deemed to be pre-approved by the audit committee pursuant to our related party transaction policy); or

•

the chair of the audit committee pre-approves or ratifies such transaction and the amount involved in the transaction is less than $100,000, provided that for the Related Party Transaction to continue it must be approved by the audit committee at its next regularly scheduled meeting.

If advance approval of a Related Party Transaction is not feasible, then that Related Party Transaction will be considered and, if the audit committee determines it to be appropriate, ratified, at its next regularly scheduled meeting. If we decide to proceed with a Related Party Transaction without advance approval, then the terms of such Related Party Transaction must permit termination by us without further material obligation in the event the audit committee ratification is not forthcoming at the audit committee’s next regularly scheduled meeting.

Transactions with Related Persons, though not classified as Related Party Transactions by our related party transaction policy and therefore not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock, whom we refer to collectively as “Reporting Persons”, to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations made to us by the Reporting Persons, we believe that with respect to the fiscal year ended December 31, 2007, all the Reporting Persons complied with all applicable filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 6, 2007, the Audit Committee recommended the dismissal of BDO Seidman LLP (BDO Seidman) as our independent registered public accountant. The audit reports of BDO Seidman on our consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2006 and December 31, 2005 and through June 6, 2007, there were no (1) disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the subject matter of the disagreement in connection with their report, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934. During the fiscal years ended December 31, 2006 and December 31, 2005, and through June 6, 2007, we did not consult with any other independent registered public accountants regarding the application of accounting principles to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did any other independent registered public accountants provide a written report or provide oral advice to us.

On June 29, 2007, Grant Thornton LLP (Grant Thornton) completed its client acceptance process and commenced work as our independent registered public accountants for the year ending December 31, 2007 and for all interim periods beginning with the quarter ending June 30, 2007. During the fiscal years ended December 31, 2006 and December 31, 2005, and through June 29, 2007, we did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Grant Thornton provide a written report or oral advice to us that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement or a reportable event with BDO Seidman.

Representatives of Grant Thornton, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our audit committee reviews audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged by our independent registered public accounting firm for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the independent registered public accounting firm’s independence. Additional information concerning the audit committee and its activities with our independent registered public accounting firm can be found in the following sections of this proxy statement: “Structure and Practices of the Board of Directors—Board Committees—Audit Committee” at page 10 and “Report of the Audit Committee of the Board of Directors” at page 33.

Pre-Approval Policy and Procedures

All services provided by Grant Thornton LLP during the year ended December 31, 2007 and all services provided by BDO Seidman, LLP during the year ended December 31, 2006 were pre-approved by our audit committee, which concluded that the provision of such services by Grant Thornton LLP and BDO Seidman, LLP were compatible with the maintenance of each respective firm’s independence in the conduct of its auditing functions. Our audit committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If our audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to our audit committee at its next meeting.

Audit Fees

The following table sets forth approximate aggregate fees billed to us by Grant Thornton LLP for the year ended December 31, 2007 and by BDO Seidman, LLP for the year ended December 31, 2006:

Fees	2007	2006
Audit Fees(1)	$528,773	$424,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees(2)	$0	$589,000
Total Fees	$528,773	$1,013,000

(1)	Audit fees include fees for the audit of management’s assessment of the effectiveness of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in our quarterly reports on Form 10-Q, and fees for services that are normally provided by an independent auditor in connection with statutory and regulatory filings.

(2)	All other fees for 2006 consisted principally of services in connection with our follow-on offering in March 2006 and an interim review for an acquisition in November 2006.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect three directors to hold office until our 2011 Annual Meeting of Shareholders. Nominees were recommended and approved for nomination by our nominating and governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our board of directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Directors

The following directors are being nominated for election to our board of directors: each of Barry M. Abelson, Nooruddin S, Karsan and John A. Nies to serve for a term through the 2011 Annual Meeting of Shareholders. We did not pay a fee to any third party to identify or evaluate any potential nominees. Please see “Board of Directors” on page 6 of this proxy statement for information concerning each of our nominees for director.

Required Vote

Directors are elected by a plurality of votes cast at the Annual Meeting.

The board of directors recommends a vote

FOR the election of each of the nominated directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2008.

In deciding to engage Grant Thornton, our audit committee noted that there were no auditor independence issues raised with Grant Thornton.

Our board of directors recommends that the shareholders ratify the selection of Grant Thornton as our independent registered public accounting firm. This appointment will be submitted to our shareholders for ratification at the Annual Meeting. The submission of the appointment of Grant Thornton is required neither by law nor by our bylaws. Our board of directors is nevertheless submitting it to our shareholders to ascertain their views. If our shareholders do not ratify the appointment, the selection of another independent registered public accounting firm will be considered by our board of directors. If Grant Thornton shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, our board of directors will appoint another independent registered public accounting firm.

Our audit committee reviews audit and non-audit services performed by Grant Thornton, as well as the fees charged by Grant Thornton for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the audit committee and its activities with Grant Thornton can be found in the following sections of this proxy statement: “Board Committees: Audit Committee,” at page 9, and “Report of the Audit Committee of the Board of Directors” at page 32. For additional information about Grant Thornton see “Independent Registered Public Accounting Firm” on page 35 of this proxy statement.

Required Vote

The ratification of the selection of Grant Thornton LLP requires the affirmative vote of a majority of votes cast on this matter at the Annual Meeting.

The board of directors recommends a vote

FOR the ratification of the selection of Grant Thornton LLP.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2009 Annual Meeting of Shareholders must be received by us no later than December 6, 2008 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2009 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to February 8, 2009 nor later than March 9, 2009 or (B) in the event that the 2009 Annual Meeting of Shareholders is held prior to April 8, 2009 or after July 7, 2009, notice by the shareholder must be so received not earlier than 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary, Kenexa Corporation, 650 East Swedesford Road, 2nd Floor, Wayne, Pennsylvania 19087.

OTHER BUSINESS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the year ended December 31, 2007 are being furnished with this proxy statement to shareholders of record as of the record date for the Annual Meeting, including the consolidated financial statements and footnotes and a list of exhibits, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K is also available on our website at http://www.kenexa.com/invest_annualreports.htm.

KENEXA CORPORATION

ADMISSION TICKET

KENEXA CORPORATION 2008

ANNUAL MEETING OF SHAREHOLDERS

MAY 20, 2008

8:00 A.M. Local Time

Hall Office Park Conference Center

6801 Gaylord Parkway, Suite 100

Frisco, Texas 75034

KENEXA CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MAY 20, 2008

The undersigned shareholder of Kenexa Corporation (the “Company”) hereby appoints Nooruddin S. Karsan and Donald F. Volk, and each of them acting individually, with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, to represent and vote, as specified herein and in their discretion upon such other matters as may properly come before the meeting, all of the shares of the common stock of the Company held of record by the undersigned on March 28, 2008, at the Annual Meeting of Shareholders of the Company to be held on May 20, 2008 (the “Annual Meeting”) at 8:00 a.m. (local time) at Hall Office Park Conference Center, 6801 Gaylord Parkway, Suite 100, Frisco, TX 75034 and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED.

IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2.

The Board recommends a vote for Item 1.

Item 1.	To elect to the Board of Directors for a three-year term expiring at the 2011 Annual Meeting:

01 - Barry M. Abelson         02 - Nooruddin S. Karsan, and         03 - John A. Nies.

☐ FOR ALL NOMINEES         ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES         ☐ FOR ALL NOMINEES EXCEPT                                 .

(Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee in the space provided.)

The Board recommends a vote for Item 2.

Item 2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2008.

☐  FOR                             ☐  WITHHOLD

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating his or her title. If a partnership, please sign in partnership name and by an authorized person.

Signature:

Signature:

Date:

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING.

I do plan ☐ do not plan ☐ to attend the Annual Meeting.

If you do not plan to attend the Annual Meeting and do not wish to vote by proxy, then please vote according to the following telephone, Internet or mail instructions:

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-626-4508 on a touch-tone telephone

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Telephone and Internet voting is available through 9:59 p.m., Eastern Daylight Time , on May 19, 2008. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.